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            AMENDMENT TO DeVRY INC. PROFIT SHARING RETIREMENT PLAN
                (as amended and restated as of July 1, 1992)



        NOW, THEREFORE, BE IT RESOLVED THAT, by virtue and in exercise of the amending power reserved to the Company, the DeVry Inc. Profit Sharing Retirement Plan ("Plan") is hereby amended effective July 1, 1995 as follows:

        1.      Section 7.3(b) is amended to read as follows:

                (b) As of the last day of each Plan Year, the Discretionary Profit Sharing Contribution of each Employer for that Plan Year and any forfeitures pursuant to subsection 11.11 attributable to prior Discretionary Profit Sharing Contributions and to prior Matching Contributions by an Employer shall be allocated among and credited to the appropriate Accounts of Participants who completed a Year of Service during that Plan Year, excluding Participants who were not employed by the Employer on the last day of the year, but including Participants who were not employed by the Employer on the last day of that year because of death, retirement on or after age 62 or total and permanent disability, pro rata, according to the proportion the Participant' total units (described below) with respect to such year bear to the total units awarded to all Participants with respect to such year. For purposes of this subsection 7.3, a Participant shall receive one unit for each full $100 of Compensation received by him during the year if he has completed fewer than ten (10) years of Service with the Employers and Related Companies or two units for each full $100 of Compensation received by him during the year if he has completed ten (10) or more Years of Service with the Employers and Related Companies as of the last day of the Plan Year.

                (c) Section 7.3(c) is deleted; provided that the concluding paragraph of Section 7.3 which immediately follows Section 7.3(c) shall be retained.



        I, Marilynn J. Cason, Secretary of DeVRY Inc., hereby certify that the foregoing is a correct copy of a resolution adopted by the Board of Directors of such corporation on May 6, 1997 and that the resolution has not been changed or repealed.

        Dated this 11th day of August, 1997.


                                                    /s/Marilynn J. Cason
                                                    Secretary as Aforesaid

                                                             (Seal)